UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SLM Corporation

(Exact name of registrant as specified in its charter)

Delaware	52-2013874
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.20 per share	The NASDAQ Stock Market LLC

6.97% Cumulative Redeemable Preferred Stock, Series A, par value $.20 per share	The NASDAQ Stock Market LLC

Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	The NASDAQ Stock Market LLC

Medium Term Notes, Series A, CPI-Linked Notes due March 15, 2017	The NASDAQ Stock Market LLC

Medium Term Notes, Series A, CPI-Linked Notes due January 16, 2018	The NASDAQ Stock Market LLC

6% Senior Notes due December 15, 2043	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the transfer of listing of the following equity and debt securities (collectively, the “Securities”) of SLM Corporation (the “Company”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, with The NASDAQ Stock Market LLC (“NASDAQ”) commencing on December 12, 2011:

Equity or Debt Securities

Common Stock, par value $.20 per share

6.97% Cumulative Redeemable Preferred Stock, Series A, par value $.20 per share

Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share

Medium Term Notes, Series A, CPI-Linked Notes due March 15, 2017

Medium Term Notes, Series A, CPI-Linked Notes due January 16, 2018

6% Senior Notes due December 15, 2043

The Company is voluntarily delisting the Securities from The New York Stock Exchange immediately prior to commencement of trading on NASDAQ.

The Company’s authorized capital stock consists of 1,145,000,000 shares, consisting of (i) 1,125,000,000 shares of common stock, par value $.20 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the “Preferred Stock”), of which 3,450,000 shares are designated as the 6.97% Cumulative Redeemable Preferred Stock, Series A (the “Series A Preferred Stock”), 4,000,000 shares are designated as the Floating Rate Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”); and 1,000,000 shares are designated as the 7.25% Mandatory Convertible Preferred Stock, Series C (the “Series C Preferred Stock”). As of October 31, 2011, the following shares were outstanding: Common Stock: 508,736,576 shares; Series A Preferred Stock: 3,300,000 shares; Series B Preferred Stock: 4,000,000 shares; and Series C Preferred Stock: 0.

The following summary description of the Securities does not purport to be complete and is qualified in its entirety by reference to the Company’s Restated Certificate of Incorporation, which is incorporated by reference from Exhibit 3.1 hereto, the Certificate of Designation of the Series C Preferred Stock, which is incorporated by reference from Exhibit 3.2 hereto, and the governing documents for the other Securities, which are incorporated by reference from Exhibits 4.1 through 4.9 herein.

Common Stock

A description of the Common Stock is contained in Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission (the “SEC”) on July 27, 1999, under the heading “Common Stock.” Such description of the Common Stock is incorporated herein by reference.

Preferred Stock

A description of the Preferred Stock is contained in Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on July 27, 1999, under the heading “Preferred Stock.” Such description of the Preferred Stock is incorporated herein by reference.

Series A Preferred Stock

A description of the Series A Preferred Stock is contained in a Prospectus Supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on November 3, 1999, under the heading “DESCRIPTION OF PREFERRED STOCK.” Such description of the Series A Preferred Stock is incorporated herein by reference.

Series B Preferred Stock

A description of the Series B Preferred Stock is contained in a Prospectus Supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act on May 31, 2005, under the heading “DESCRIPTION OF THE SERIES B PREFERRED STOCK.” Such description of the Series B Preferred Stock is incorporated herein by reference.

Series C Preferred Stock

A description of the Series C Preferred Stock is contained in a Prospectus Supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act on December 28, 2007, under the heading “Description of mandatory convertible preferred stock.” Such description of the Series C Preferred Stock is incorporated herein by reference.

Medium Term Notes, Series A, CPI-Linked Notes due March 15, 2017

A description of the Company’s Consumer Price Index-Linked Medium Term Notes due March 15, 2017 is contained in the Company’s Prospectus Supplement dated August 6, 2003 and filed on August 11, 2003, under the heading “Description of Debt Securities” and in the Company’s Pricing Supplement dated April 12, 2005 and filed on April 14, 2005. The Prospectus Supplement and Pricing Supplement were filed with the SEC pursuant to Rule 424(b) under the Securities Act. Such description of notes is incorporated herein by reference.

Medium Term Notes, Series A, CPI-Linked Notes due January 16, 2018

A description of the Company’s Consumer Price Index-Linked Medium term Notes due January 16, 2018 is contained in the Company’s Prospectus Supplement dated June 9, 2005 and filed on June 13, 2005, under the heading “Description of the Notes We May Offer,” the Company’s Prospectus, dated January 5, 2005 and filed on January 7, 2005, under the heading “Description of Debt Securities” and the Company’s Pricing Supplement, dated January 12, 2006 and filed on January 13, 2006. The Prospectus, Prospectus Supplement and Pricing Supplement were filed with the SEC pursuant to Rule 424(b) under the Securities Act. Such description of notes is incorporated herein by reference.

6% Senior Notes due December 15, 2043

A description of the Company’s 6% Senior Notes due December 15, 2043 is contained in the Company’s Prospectus dated August 6, 2003 and filed on August 11, 2003, under the heading “Description of Debt Securities” and in the Company’s Prospectus Supplement dated December 4, 2003 and filed on December 8, 2003, under the heading “Description of Notes.” The Prospectus and Prospectus Supplement were filed with the SEC pursuant to Rule 424(b) under the Securities Act. Such description of notes is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on May 22, 2009) (File No. 333-159447).

3.2	Certificate of Designations of 7.25% Mandatory Convertible Preferred Stock, Series C of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008) (File No. 001-13251).

3.3	By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 21, 2011) (File No. 001-13251).

4.1	Indenture dated as of October 1, 2000, between the Company and the Chase Manhattan Bank, N.A., now known as JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 5, 2000) (File No. 001-13251).

4.2	Form of Medium Term Master Note for the Company’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.3).

4.3	Officers’ Certificate establishing the terms of $100,000,000 of CPI-Linked Medium Term Notes, dated March 16, 2005, with attachments (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A filed on April 4, 2005).

4.4	Form of Medium Term Master Note for the Company’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.5).

4.5	Officers’ Certificate establishing the terms of $100,000,000 of CPI-Linked Medium Term Notes, dated April 12, 2005, with attachments (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed on April 19, 2005).

4.6	Form of Medium Term Master Note for the Company’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.7).

4.7	Officers’ Certificate establishing the terms of $75,000,000 of CPI-Linked Medium Term Notes, dated January 10, 2006, with attachments (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A filed on January 19, 2006).

4.8	Officers’ Certificate establishing the terms of the Company’s 6% Senior Notes due December 15, 2043 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 19, 2003) (File No. 001-13251).

4.9	Form of Global Note for $300,000,000 of the Company’s 6% Senior Notes due December 15, 2043 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 19, 2003) (File No. 001-13251).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SLM CORPORATION

Date: December 9, 2011	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on May 22, 2009) (File No. 333-159447).

3.2	Certificate of Designations of 7.25% Mandatory Convertible Preferred Stock, Series C of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008) (File No. 001-13251).

3.3	By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 21, 2011) (File No. 001-13251).

4.1	Indenture dated as of October 1, 2000, between the Company and the Chase Manhattan Bank, N.A., now known as JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 5, 2000) (File No. 001-13251).

4.2	Form of Medium Term Master Note for the Company’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.3).

4.3	Officers’ Certificate establishing the terms of $100,000,000 of CPI-Linked Medium Term Notes, dated March 16, 2005, with attachments (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A filed on April 4, 2005).

4.4	Form of Medium Term Master Note for the Company’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.5).

4.5	Officers’ Certificate establishing the terms of $100,000,000 of CPI-Linked Medium Term Notes, dated April 12, 2005, with attachments (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed on April 19, 2005).

4.6	Form of Medium Term Master Note for the Company’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.7).

4.7	Officers’ Certificate establishing the terms of $75,000,000 of CPI-Linked Medium Term Notes, dated January 10, 2006, with attachments (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A filed on January 19, 2006).

4.8	Officers’ Certificate establishing the terms of the Company’s 6% Senior Notes due December 15, 2043 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 19, 2003) (File No. 001-13251).

4.9	Form of Global Note for $300,000,000 of the Company’s 6% Senior Notes due December 15, 2043 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 19, 2003) (File No. 001-13251).